OFFICE LEASE - STONE POINTE OFFICE PARK

THIS OFFICE LEASE ("Lease") is entered into effective July 1, 2003 by PD Properties, LLC, an Indiana limited liability company ("Landlord"), and Freedom Financial Mortgage Corp., an Indiana corporation ("Tenant").

1. LEASE AND DESCRIPTION OF LEASED PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the office space and existing improvements consisting of approximately 2,277 sq. ft. commonly known 421 E. Cook Road, Suite 100, Fort Wayne, Allen County, Indiana 46825 (the "Premises"), located on real estate legally described in the addendum attached to this Lease as Exhibit "A" (the "Real Estate"). The Premises is located in an office building situated on the Real Estate (the "Building").

2.  ACCEPTANCE AND SURRENDER OF PREMISES AND REMOVAL OF TRADE FIXTURES.

2.1. Tenant accepts the Premises as being in a state of good and acceptable repair and condition. Tenant shall surrender the Premises to Landlord at the end of the Lease Term (as that term is defined in Section 3.1) in the same condition as when Tenant took possession, allowing for reasonable use and wear, subject to the provisions in Section 2.2.

2.2. Upon termination of this Lease, Landlord shall have the option either to require Tenant to remove all trade fixtures then located on the Premises ("Trade Fixtures"), if any, and restore the Premises to the condition described in Section 2.1. or to require that all Trade Fixtures remain attached to the Premises, and become the property of Landlord.

3. TERM.

3.1. Term. The term of this Lease shall be for 36 months, commencing on July 1, 2003 (the "Commencement Date"), and ending on June 30, 2006 (the "Lease Term"), unless terminated earlier under this Lease.

4. RENT.

4.1. As rent for the Premises, Tenant shall pay Landlord the sum of $34,740 per year, payable in equal monthly installments of $2,895 each ("Monthly Rent"). The first payment of Monthly Rent is due on the Commencement Date, and successive payments of a like amount are due and payable on the first day of each succeeding calendar month during the Lease Term. If the Commencement Date is on a day other than the first day of any calendar month, Tenant shall pay the pro-rata share of rent due for the unexpired time in the first month, in additional to rent due for the full month following. All payments under this Lease shall be made in full and without right of offset or deduction of any kind, and shall be prorated for any part of a month.

4.2. Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of Monthly Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within five days after such amount shall be due, then, without any requirement for Notice (as that term is defined in Section 22.1) to Tenant, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord in no event shall constitute a waiver of Tenant's default with respect to such over due amount, or prevent Landlord from exercising any of the other rights and remedies granted under this Lease.

5. USE OF PREMISES. The Premises are leased to be used only for general office purposes. Tenant may not use, or permit the use of, the Premises for any other purpose without first obtaining the express prior consent of Landlord or of Landlord's authorized agent. Tenant shall not commit, or allow to be committed, any waste on the Premises (either ameliorating or deteriorating), create or allow a nuisance to exist on the Premises, or use or allow the Premises to be used for any unlawful purpose or any purpose which increase Landlord's insurance premiums on the Premises, the Building, or the Real Estate. Landlord makes no representation concerning the suitability of the Premises, either structurally or pursuant to any governmental land use or environmental laws or regulations, for Tenant's permitted uses.

6. TAXES AND ASSESSMENTS. Landlord shall pay all real property taxes and assessments on the Premises during the Lease Term. Tenant shall be solely responsible for and pay all personal property taxes assessed for the Trade Fixtures, inventory, equipment, and all other personal property of Tenant on the Premises. All taxes shall be paid prior to delinquency. Each party who is responsible to pay taxes under this Section 6, shall provide the other party, upon request, with proof of payment of such taxes.

7. RISK OF LOSS AND INSURANCE.

7.1. Landlord's Risk of Loss.Landlord shall bear the risk of loss arising from damage to, or loss of, the Premises.

7.2. Tenant's Risk of Loss. Tenant shall bear the risk of loss arising from damage to, or loss of, the interior of the Premises (including without limitation all wall coverings, carpeting, and decorations), Tenant's personal property and any Trade Fixtures located on the Premises, and any interruption of Tenant's business use of the Premises.

7.3. Tenant's Insurance. Tenant, at Tenant's sole cost and expense, shall obtain and maintain at all times during the Lease Term, the following policies of insurance:

7.3.1. Liability insurance insuring both Tenant and Landlord for injuries to person or damage to property occasioned or resulting from any use of the Premises during the term of this Lease, with coverage to be in an amount not less than $1,000,000; and

7.3.2. Insurance on Tenant's contents in, and inventory and other personal property on and around, the Premises, including all Trade Fixtures, with coverage in an amount not less than $50,000.

7.4. Additional Insured. Any policy of insurance obtained under Section 7.3.1 shall name Landlord and Landlord's lenders as additional insureds. No party named as an additional insured shall incur any liability for the payment of premiums for any such policy.

7.5. Proof of Coverage and Payment Notice. Tenant shall provide Landlord, upon request, with a certificate of insurance or a reproduction of each insurance policy required under Section 7.3, and satisfactory proof that all premiums due have been paid, and that each such policy is in full force and effect at all times during the Lease Term. All policies of insurance obtained under Section 7.3.1 shall include an addendum or rider to the effect that Landlord shall be notified by the insurer, in writing, not less than ten days prior to the expiration or termination of any such policy of insurance.

7.6. Indemnity. In addition and supplemental to any such liability insurance, Tenant indemnifies and holds Landlord harmless from any damage, loss, or claim, including reasonable attorneys' fees and expenses, arising out of any use of the Premises during the Lease Term, unless caused by the act or omission of Landlord or Landlord's agents, employees, licensees, or invitees, or any other tenant of Landlord in the Building, and except as provided in Section 7.7.

7.7. Waiver of Right of Subrogation.

7.7.1. Landlord releases Tenant, to the extent Landlord has insurance coverage against the hazards to which this release applies, from liability for loss or damage caused by casualties insured against under this Lease, notwithstanding any fault or negligence of Tenant or Tenant's agents; provided, however, that this release shall be effective only if Landlord's policy or policies of insurance contain a waiver of right of subrogation clause which provides that a release given by an insured shall not affect the policy or the right of the named insured to recover under the policy.

7.7.2. Tenant releases Landlord, to the extent Tenant has insurance coverage against the hazards to which this release applies, from liability for loss or damage caused by casualties insured against under this Lease, notwithstanding any fault or negligence of Landlord or Landlord's agents; provided, however, that this release shall be effective only if Tenant's policy or policies of insurance contain a waiver of right of subrogation clause which provides that a release given by an insured shall not affect the policy or the right of the named insured to recover under the policy.

7.7.3. Each party agrees to have its insurance policy or policies include a waiver of right of subrogation clause if it is includable without additional premium. However, if an insurance carrier requires additional premium for a waiver of right of subrogation clause, then the party in whose favor the release would operate (Tenant in the case of Section 7.7.1, and Landlord in the case of Section 7.7.2) shall bear the cost of such premium. Refusal of a party to pay such cost on demand excuses the other party from obtaining a waiver of right of subrogation clause, with the result that the release in favor of the refusing party will not be effective.

8. PAYMENT OF UTILITIES. Landlord shall pay all charges for electric, gas, water, and sewage utility services furnished to the Premises during the Lease Term. Tenant shall pay when due all charges for telephone and internet services furnished to the Premises during the Lease Term. If Tenant fails to timely pay any such utility charge, and such failure results in the creation of a lien against the Premises or any part of the Real Estate, Landlord may pay such charge, which then shall be considered as additional rent immediately due and payable by Tenant to Landlord.

9. REPAIRS, MAINTENANCE, AND ALTERATIONS.

9.1. Landlord's Obligations. Landlord, at Landlord's cost and expense, shall maintain, repair, and keep the exterior of the Premises, including without limitation, the roof, roof structure, foundation, walls, drive lanes, parking areas, and other paved areas, doors, adjacent sidewalks, landscaping, and all mechanical, plumbing, heating, ventilating, air conditioning, and electrical systems, in good, safe, and usable repair and condition, except for any damage to any such item caused by an act or omission of Tenant or Tenant's agents, employees, contractors, licensees, or invitees (for which items Tenant shall be responsible). Landlord also shall be responsible to remove snow and ice from the parking lot and sidewalks on the Real Estate in a commercially reasonable manner, and to provide janitorial service (including trash removal) for the Premises.

9.2. Tenant's Obligations. Tenant, at Tenant's sole cost and expense, shall maintain, repair, and keep in good, safe, and useable repair and condition, the interior of the Premises, all personal property of Tenant and any Trade Fixtures located on the Premises, and window glass on the Premises (including exterior and interior window cleaning).

9.3. Alternations and Improvements.

9.3.1. Tenant shall not alter or improve the Premises (including without limitation, painting, wallpapering, and carpeting) without the prior consent of Landlord to do so. Any such alteration, addition, improvement, or fixture (except any Trade Fixtures specifically identified by Landlord in writing as Tenant's property under Section 2.2, but subject to Tenant's responsibility to repair any damage or injury to the Premises caused by removal of Trade Fixtures), made or placed in or on the Premises shall, upon expiration of this Lease or its earlier termination, belong to Landlord without compensation to Tenant. Before installation of any fixture, or initiation of work on any alterations or improvement, in or on the Premises, Tenant shall submit plans, specifications, and designs for such work to Landlord for approval. If Tenant's plans, specifications, and designs are disapproved by Landlord, such fixtures or work shall not be installed or commenced until all changes required by Landlord are made.

9.3.2. Landlord shall not be liable or responsible for ensuring that any alteration, addition, repair, improvement, or decoration to the Premises made by Tenant is in conformance with any applicable federal, state, or local law, regulation, or ordinance, including but not limited to, the Americans With Disabilities Act of 1990, 42 U.S.C. §12101, et seq. It shall be Tenant's responsibility to comply with all applicable federal, state, or local laws, including the Americans With Disabilities Act, and Tenant agrees to indemnify and hold Landlord harmless from any fine, penalty, charge, assessment, liability, or expense incurred by Landlord, or assessed against the Premises as a result of Tenant's failure to conform any such alteration, addition, repair, improvement, or decoration with any applicable federal, state or local law, regulation, or ordinance as provided in this Section 9.3.2.

9.3.3. Tenant shall not be liable or responsible for ensuring that any alteration, addition, repair, improvement, or decoration to the Premises made by Landlord is in conformance with any applicable federal, state, or local law, regulation, or ordinance, including, but not limited to, the Americans with Disabilities Act of 1990, 42 U.S.C. §12101, et seq. It shall be Landlord's responsibility to comply with all applicable federal, state or local laws, including the Americans With Disabilities Act, and Landlord agrees to indemnify and hold Tenant harmless from any fine, penalty, charge, assessment, liability, or expense incurred by Tenant, or assessed against the Premises as a result of Landlord's failure to conform any such alteration, addition, repair, improvement, or decoration with any applicable federal, state or local law, regulation, or ordinance as provided in this Section 9.3.3.

9.4. Workmanship of Maintenance, Improvements, and Alterations. All repairs, maintenance, improvements, or alterations permitted or required by Tenant under this Lease, shall be performed in good and workmanlike manner, with first quality materials, and in such manner that the Premises will not be structurally weakened or materially altered in any adverse way.

9.5. Mechanic's Liens.

9.5.1. Any contract that Tenant shall make with any contractor, materialman, laborer, subcontractor, or supplier which will or may result in a lien upon the Premises or any part of the Real Estate, shall be entered into and so carried out so as to prevent (to the extent possible under Indiana law) the attachment of any mechanic's, materialman, laborers' or other statutory lien on or against the Premises or any part of the Premises, in accordance with the provisions and terms of Indiana law at that time applicable. Tenant further shall indemnify and hold Landlord harmless from and against any such claims or liens, including reasonable attorney's fees and costs, and shall defend Landlord's interest against any such claim or lien brought against the Premises by reason of repairs, maintenance, improvements, or alterations initiated by Tenant, with or without Landlord's consent.

9.5.2. Notwithstanding the provisions in Section 9.5.1, if a notice of intention to hold a mechanic's lien is filed against the Premises, Landlord may, at Landlord's option, compel the prosecution of an action to foreclose such mechanic's lien by the lienor. If any such notice of intention to hold mechanic's lien shall be filed and an action commenced to foreclose that lien, Tenant, upon demand by Landlord, shall cause the lien to be released by the filing of a written undertaking with a surety approved by the court, and obtaining an order from the court releasing the Premises from such lien.

9.6. No Implied Consent. Nothing in this Lease shall be deemed or construed to constitute consent or a request to any party for the performance of any labor or services or the furnishing of any materials for the improvement, alteration, or repairing of the Premises; nor as giving Tenant the right or authority to contract for, authorize, or permit the performance of any labor or services or the furnishing of any materials that would permit the attachment of a valid mechanic's lien.

10. COMPLIANCE WITH ENVIRONMENTAL AND OCCUPATIONAL HEALTH LAWS.

10.1. Tenant shall, at Tenant's own expense, comply with any applicable current or subsequently enacted environmental law affecting Tenant's use of the Premises. Tenant shall, at Tenant's sole expense, make any and all submissions to, provide all information to, and comply with all requirements of any appropriate governmental authority under any such law concerning conditions caused by Tenant. If any such governmental authority determines under any environmental law, rule, or regulation that a clean-up plan must be prepared, and that a clean up be undertaken because of any spills or discharges of hazardous substances or waste at the Premises which are caused by Tenant, or by Tenant's agents, employees, licensees, or invitees, Tenant shall, at Tenant's sole expense, prepare and submit all required plans and financial assurances, and carry out or give all such required plans and assurances. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of affidavits required by Landlord to determine the applicability of any environmental clean-up laws to the Premises, and shall sign such affidavits promptly when requested to do so by Landlord.

10.2. Tenant shall defend, indemnify, and hold Landlord harmless from all fines, suits, procedures, claims, and actions of any kind caused by Tenant, including Landlord's reasonable costs and attorneys' fees, arising out of, or in any way connected with, any spills or discharges of hazardous substances or waste at the Premises that occur during the Lease Term, or during the period of any holdover of the Premises by Tenant, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, to make all submissions, and to take all steps required by any governmental authority under any environmental clean-up law. Tenant's obligations and liabilities under this Section 10 shall continue so long as Landlord remains responsible for any spill or discharge of a hazardous substance or waste at the Premises that occur during the Lease Term or any holdover period by Tenant.

10.3. Tenant shall further promptly supply Landlord with all notices, correspondence, and submissions given or made by Tenant to any appropriate governmental authority, including without limitation, the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other local, state, or federal authority that requires submission of any information concerning environmental matters or hazardous wastes or substances. Tenant shall, at Tenant's sole expense, comply with any currently or subsequently enacted occupational safety and health law, rule, and regulation, hazardous chemical disclosure and other similar law enacted by any governing agency, including without limitation, the United States Occupational Safety and Health Administration, which affect in any manner Tenant's use or occupancy of the Premises, and Tenant shall indemnify and hold Landlord harmless from all fines, suits, procedures, claims, and actions of any kind arising under them, including Landlord's reasonable costs and attorneys' fees.

11. RISE OF LOSS AND CASUALTY. If the Premises are damaged or destroyed by fire or other casualty during the Lease Term, Tenant shall give immediate Notice (as that term is defined in Section 22.1) of such damage or destruction to Landlord, and the following provisions shall apply:

11.1. If the Premises are totally destroyed by fire or other casualty, or if the Premises are so damaged that the cost of the repair or restoration would exceed 50% of the cost to entirely replace the Premises at the time such damage or destruction took place, then either party shall have the right to terminate this Lease by giving Notice to the other party within 30 days after the occurrence of such damage or destruction, and this Lease then shall terminate as of 15 days after the date such Notice is given. If either party fails to timely exercise the option to terminate this Lease under this Section 11.1, Landlord and Tenant each shall cause the damage for which they have the respective risks of loss under Section 7.1 and Section 7.2, to be repaired as soon as reasonably practicable, and this Lease shall continue in full force and effect.

11.2. If the Premises are damaged or destroyed by fire or other casualty to such an extent that the cost of repair and restoration does not exceed 50% of the cost to totally replace the Premises at the time of such damage or destruction took place, then this Lease shall not terminate, and the provisions of Section 11.1 concerning the repair and restoration of the Premises shall control.

11.3. The opinion of an architect or registered engineer appointed by Landlord to determine the costs of repair, restoration, or replacement of the Premises shall be controlling upon the parties for the purposes of Sections 11.1 and 11.2. The provisions of this Section 11.3 are not intended to limit, modify, or release Tenant from any liability Tenant may have under this Lease or otherwise, in relation to any damage or destruction of the Premises.

11.4. Notwithstanding the provisions in Sections 11.1 and 11.2, if any damage or destruction to the Premises, is caused by any act or omission of Tenant or Tenant's agents, employees, licensees, or invitees, Tenant shall be solely responsible to pay for and cause the Premises to be restored or repaired to at least as good a condition as existed as of the time such casualty occurred.

11.5. If a casualty of the Premises occurs that is not Tenant's responsibility under Section 11.4, and that causes the Premises to be untenentable, Monthly Rent due under this Lease shall be abated pro rata, in a fair and equitable manner until the Premises is repaired or restored in accordance with this Section 11.

12. CONDEMNATION. If the entire Premises, or such portion of it as will make the remainder unsuitable for the use permitted by this Lease, is condemned by any legally constituted authority, or if a conveyance or other acquisition in lieu of such condemnation is made, then this Lease shall terminate as of the date possession is required by, or given to, the condemnor. If a portion of the Premises is condemned, but the remainder is still suitable for the uses permitted by this Lease, this Lease shall not terminate, but a portion of the rent for the remainder of the Lease Term shall be abated in proportion to the amount of Premises taken which is actually and regularly employed by Tenant in the operation of Tenant's business at the time Tenant first receives notice of any such condemnation action. All compensation paid in connection with the condemnation shall belong to, and be the sole property of, Landlord, except Tenant shall be entitled to any compensation awarded for Tenant's Trade Fixtures and moving expenses.

13. LANDLORD'S ENTRY FOR INSPECTION.

13.1. Landlord reserves the right, and Tenant agrees to permit Landlord, its employees, agents, and contractors, to enter the Premises at reasonable times for each of the following purposes:

13.1.1. Conducting inspections of the Premises;

13.1.2. Making repairs, additions, or alterations to the Premises;

13.1.3. Showing the Premises to any prospective purchaser, tenant, lender, or insurer;

13.1.4. Posting "For Rent" or "For Sale" signs or any signs or notices that Landlord deems prudent;

13.1.5. Attempting to keep the Premises free of liens;

13.1.6. Taking such action as is permitted under this Lease upon an Event of Default (as that term is defined in Section 17.1) by Tenant; or

13.1.7. Taking any necessary action in the event of an emergency.

13.2. Landlord may, in connection with any entry, erect scaffolding, barriers, or similar structures, post relevant notices, and employ moveable equipment, without any obligation to reduce Tenant's rent for the Premises during such period, and without incurring liability to Tenant for disturbance of quiet enjoyment of the Premises or loss of occupation of it.

14. SUBLETTING AND ASSIGNMENT.

14.1. Tenant shall not assign or sublease the Premises, or any part of it, or any right or privilege connected with it, nor shall Tenant allow any other person, except Tenant's agents and employees, to occupy the Premises or any part of it, without first obtaining Landlord's consent. Landlord expressly covenants that such consent shall not be unreasonably or arbitrarily withheld; provided, however, that any one consent by Landlord shall not be a consent to a subsequent assignment, sublease, or occupation by any other person and as a condition precedent to Tenant's right to sublease or assign this Lease. Tenant's unauthorized assignment, sublease, or license to occupy the Premises shall be void, and shall terminate this Lease, at Landlord's option. Tenant's interest in this Lease shall not be assignable by operation of law without Landlord's written consent, and any assignment in violation of this Section 14 shall, at Landlord's option, constitute an Event of Default.

14.2. Assignment by Landlord. Landlord may freely assign this Lease without the consent of Tenant.

15. PARKING. Landlord shall provide Tenant with a sufficient number of parking spaces in the existing parking lot on the Real Estate, which are reasonably adequate for Tenant's use of the Premises as permitted under this Lease. Tenant shall require Tenant's employees to park in areas designated by Landlord.

16. SECURITY DEPOSIT. There is no security deposit by Tenant required under this Lease.

17. EVENTS OF DEFAULT.

17.1. Default by Tenant. Each of the following acts or omissions shall constitute an event of default (an "Event of Default") by Tenant and a material breach of this Lease:

17.1.1. The failure to pay when due any Monthly Rent due under this Lease.

17.1.2. The failure of Tenant to make any other payment when due under this Lease, including without limitation, insurance premiums, utility payments, taxes, and any expense incurred in the maintenance or improvement of the Premises, which failure continues for a period of at least 10 days, after Notice is given to Tenant.

17.1.3. Any failure to perform or observe any other obligation of Tenant under this Lease, which failure of performance or observance continues for a period of at least 30 days after Notice is given to Tenant.

17.1.4. Any of Tenant's property located on the Premises is seized or levied upon under any legal or governmental process.

17.1.5. Tenant becomes insolvent or subject to an insolvency proceeding, or has any property placed in the control of a trustee, receiver, or other custodian.

17.1.6. Tenant abandons or vacates the Premises for a period of at least 30 consecutive days.

17.1.7. The initiation and prosecution of dissolution, liquidation, or receivership proceedings against Tenant, or Tenant's failure to maintain its corporate or other entity existence in conformance with Indiana law (if applicable).

17.1.8. There is an act or omission by Tenant that constitutes an Event of Default under any other provision of this Lease.

17.2. Default by Landlord. Landlord shall not be in default of this Lease unless Landlord fails to perform the obligations required of Landlord under this Lease within a reasonable time, but in no event longer than 30 days after Notice is given by Tenant to Landlord specifying the nature of the default claimed, provided, however, that if the nature of Landlord's default is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period, and then diligently prosecutes the same to completion or satisfaction.

18. REMEDIES.

18.1. Landlord's Remedies.Upon the occurrence of any Event of Default by Tenant, Landlord shall have the following remedies in addition to Landlord's other rights and remedies as provided at law or in equity:

18.1.1. Re-entry. Landlord may re-enter the Premises immediately, and remove all of Tenant's personnel property from it; provided, however, that any retaking or possession by Landlord shall be without prejudice to the rights and remedies of Landlord to recover for damages sustained by reason of Tenant's failure to properly perform the terms and conditions of this Lease.

18.1.2. Termination. After re-entry, Landlord may terminate this Lease by giving 15 days' written Notice of such termination to Tenant. Reentry only, without Notice of termination, shall not terminate this Lease.

18.1.3. Reletting Premises. After re-entry, Landlord may relet the Premises or any part of it, without terminating this Lease, at such rent and on such terms as Landlord may choose, in Landlord's sole discretion.

18.1.4. Other Damages. Landlord may further pursue all available legal and equitable remedies for an Event of Default by Tenant, including the recovery of reasonable attorneys' fees and all costs incurred as an Event of Default by Tenant. In addition, any obligation owed by Tenant to Landlord under this Lease shall bear interest at the rate of 18% per annum from the date when due.

18.1.5. Landlord's Lien. It is expressly agreed if there is an Event of Default by Tenant, Landlord shall have a lien on all Trade Fixtures, equipment, machinery, goods, and other tangible personal property of any description belonging to Tenant which are placed in, or become a part of, the Premises, as security for rent due and to become due for the remainder of the Lease Term and all other obligations of Tenant under this Lease, which lien shall not be in lieu of, or in any way affect, Landlord's other remedies, but shall be in addition to them. Tenant grants to Landlord a security interest in all such personal property for such purposes, and upon an Event of Default by Tenant, consents to the Landlord's filing of a financing statement bearing only Landlord's signature as evidence of said security interest; provided, however, that this lien shall not prevent the sale by Tenant of any merchandise in the ordinary course of business free of such lien. In the event of Landlord's exercise of the remedy of re-entry provided to Landlord under Section 18.1.1, and upon termination of this Lease, Landlord may exercise all remedies available to secured parties under the Indiana Uniform Commercial Code then in effect.

18.2. Tenant's Remedies. If Landlord defaults under Section 17.2. Tenant shall be entitled to all legal and equitable remedies available, and to recover all reasonable attorney fees and other costs and expenses incurred by Tenant as a result of Landlord's default.

18.3. Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy shall not preclude or waive a party's right to use any other remedy. Such rights and remedies are given in addition to all other rights granted a party by law.

18.4. Waiver. The failure by a party to enforce a breach of this Lease shall not be construed as a waiver by that party of the right to enforce such a breach at a later time, or to enforce any other breach.

18.5. Joint Liability. If Tenant consists of more than one person, each such person shall be jointly and severally liable to Landlord for Tenant's Events of Default.

19. ESTOPPEL CERTIFICATE.

19.1. Upon Landlord giving Tenant at least 10 days prior Notice, Tenant shall execute, acknowledge, and deliver to Landlord a statement in writing:

19.1.1. Certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any; and

19.1.2. Acknowledging that there is not, to Tenant's knowledge, any uncured default by Landlord under this Lease, or specifying each such default, if any is claimed.

19.2. Any statement provided under Section 19.1 may be conclusively relied upon by a prospective purchaser or lienholder of the Premises or the Real Estate. At Landlord's option, Tenant's failure to timely deliver such statement shall be an Event of Default, or shall be a conclusive determination binding on Tenant that:

19.2.1. This Lease is in full force and effect, without modification except as may be represented by Landlord;

19.2.2. There is no uncured Event of Default by Landlord under the Lease; and

19.2.3. Not more than one month's rent has been paid in advance.

20. QUIET ENJOYMENT. Landlord warrants that Tenant shall have the quiet use and enjoyment of the Premises during the Lease Term, free from unreasonable interference by Landlord.

21. SUBORDINATION AND EXONERATION OF LANDLORD. The interest granted to Tenant pursuant to the terms and conditions of this Lease are, and shall throughout the Lease Term, be subordinate to Landlord's right to pledge or mortgage the Premises or the Real Estate as security for any indebtedness incurred by Landlord in its sole discretion. Landlord may convey title to the Premises pursuant to a sale or exchange of property, subject to the terms and conditions of this Lease; provided, however, that Landlord shall not be liable to Tenant or any immediate or remote assignee or successor of Tenant, for any act or omission occurring from and after any such conveyance.

22. NOTICE.

22.1. Written Notice. Any notice, designation, consent, approval, offer, acceptance, statement, request, or other communication required or allowed under this Agreement (each, a "Notice") shall be in writing. Any action required under this Agreement that is a term within the definition of "Notice" also shall be in writing.

22.2. Place of Notice. Notice to a party shall be given at the party's address stated below, or at such other address as a party may designate in a Notice to the other party:

If to Landlord:	PD Properties, LLC
c/o Manager
415 E. Dupont Road, Suite 500 Fort Wayne, Indiana 46825

If to Tenant:	Freedom Financial Mortgage Corp.
Attn: President
421 E. Cook Road, Suite 200 Fort Wayne, Indiana 46825

22.3. Manner of Giving Notice. Notice shall be deemed given when:

22.3.1. Personal service of the Notice is made on the party to be notified but the party need not be present at the address designated under Section 22.2;

22.3.2. The Notice is mailed to the party to be notified by means of certified or registered U.S. mail, return receipt requested, postage prepaid; or

22.3.3. The Notice is sent to the party to be notified by express courier such as "Federal Express", or such other similar carrier guaranteeing next day delivery.

22.4. Refusal of Notice. Refusal by a party to accept a Notice shall not affect the giving of the Notice.

23. MEMORANDUM. The parties shall, upon request of Landlord, execute and record a short form of Memorandum of Lease in a form agreed upon by the parties, summarizing the terms and conditions of this Lease.

24. AUTHORITY. Each person signing this Lease in a representative capacity on behalf of a party warrants and represents to each other party that:

24.1. The person executing this Lease has the actual authority and power to so sign, and to bind the person's respective principal to the provisions of this Lease; and

24.2. All corporate or other entity action necessary for the making of this Lease has been duly taken.

25. MISCELLANEOUS.

25.1. Binding Effect. This Lease and the covenants and conditions of it, shall apply to, and be binding upon, the parties and their respective heirs, successors, and legal representatives.

25.2. Entire Agreement. This Lease represents the entire agreement of the parties, and supersedes all their prior negotiations and agreements pertaining to the lease or use of the Premises by Tenant.

25.3. Amendment. This Lease may only be amended in a writing signed by both parties.

25.4. Captions, Number, and Gender. The captions appearing throughout this Lease are included for convenience purposes only, and shall not be interpreted as substantive terms of this Lease. Throughout this Lease, the singular shall be interpreted to include the plural, and the plural the singular. Further, the use of any gender for convenience purposes only, and the use of one gender shall include all others.

25.5. Invalid Provision and Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions of it; and this Lease shall be construed in all respects as if such invalid or unenforceable provision was omitted.

25.6. Governing Law. This Lease shall be governed in all respects whether as to validity, construction, capacity, performance, or otherwise by the laws of the State of Indiana.

25.7. Rule of Construction. The judicial rule of construction requiring or allowing a document to be construed to the detriment or against the interests of the document's maker or drafter shall not apply to this Lease.

25.8. Counterparts.This Lease may be executed in several counterparts, each of which shall be deemed an original, but together the counterparts shall constitute one and the same document.

25.9. Force Majeure. If, by reason of acts of God, floods, storms, explosion, fires, labor troubles, strikes, insurrection, riots, acts of the public enemy, or federal, state or local law, order, rule, or regulation, either party is prevented from complying with any obligation, covenant, or condition in this Lease, then while so prevented, the condition shall be suspended, or the obligation or covenant shall be extended, the party shall be relieved of the obligation to comply with such obligation or covenant, and the party shall not be liable for damages for failure to so comply.

25.10. Review by Counsel. Each party has had the opportunity to have this Lease reviewed by independent counsel before signing it.

IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

PD PROPERTIES, LLC

/s/ Diana L. Parent
Diana L. Parent, Manager

"LANDLORD"

FREEDOM FINANCIAL MORTGAGE CORP.

By:	/s/ Rodney J. Sinn
(Signature)

Rodney J. Sinn
(Printed/Typed Name)

Its:	President
(Title)

"TENANT"

January 9, 2006

Freedom Financial
421 E. Cook Road, Suite 200
Fort Wayne, IN 46825

RE: Office Lease Renewal

Dear Rod,

It was a pleasure meeting with you to discuss your office space needs. As we had discussed, we will be doing a First Amendment to your office lease to simply renew your current lease for another term of 36 months. Please find following a quick summary of your current monthly leasing situation, including both suites and your sub-lease proceeds compared to the new lease amendment.

Lease	Current	Proposed	Various
Suite 200	$1853.00	0	$1853.00
Suite 100	$2895.00	$2943.00	$48.00
Sub-Lease	($1578.00)	0	($578.00)
Total	$3170.00	$2943.00	($ 227.00)

As you can see there is a modest increase in your lease to accommodate past and current expense increases. You will also see that your total net payment has decreased by $227.00 per month. If you should have any questions regarding this matter, please do not hesitate to contact me. It would be appreciated if you find this amendment agreeable to simply sign one copy and return it to my office at your earliest convenience.

Sincerely,

/s/ Diana L. Parent
Diana L. Parent
President

Enclosure

409 E. Cook Rd., Suite #300
Fort Wayne, IN 46825
Tel: 260.489.8500
Fax: 260.489.8544

FIRST AMENDMENT OF OFFICE LEASE
STONE POINTE OFFICE PARK

This FIRST AMENDMENT OF OFFICE LEASE is entered into and effective January 31, 2006 by PD Properties, LLC, an Indiana Limited Liability company ("Landlord") and Freedom Financial Mortgage Corporation, an Indiana corporation ("Tenant") and amends the office lease effective July 1, 2003.

All terms and condition of the office lease remain in force except the following which shall be amended hereafter.

3.1	Term. The term of this Lease shall be extended 36 months, commencing on July 1, 2006, and ending June 30, 2009.

4.1	The rental rate for the extended period shall be $3 5,310 per year, payable in equal monthly installments of $2,942.50.

IN WITNESS WHEROF, the parties have set their hands as of the day and year first above written.

PD PROPERTIES, LLC

/s/ Diana L. Parent
Diana L. Parent, Manager

“LANDLORD"

FREEDOM FINANCIAL MORTGAGE CORP.

/s/ Rodney J. Sinn
Rodney J. Sinn, President

"TENANT"